UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 15, 2008
Date of Report (Date of Earliest Event Reported)
ITRON, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-22418	91-1011792
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2111 N. Molter Road, Liberty Lake, WA 99019
(Address of Principal Executive Offices, Zip Code)

(509) 924-9900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 15, 2008, Malcolm Unsworth, age 58, was elected President and Chief Operating Officer of Itron, Inc. (Itron or the Company) and Marcel Regnier, age 51, was elected Sr. Vice President and Chief Operating Officer, Actaris.

Mr. Unsworth joined the Company in July 2004 as Sr. Vice President, Hardware Solutions upon Itron’s acquisition of Schlumberger’s electricity metering business. Mr. Unsworth spent 25 years with Schlumberger, including service as President of its electricity metering business from 2000 to 2004. Following Itron’s acquisition of Actaris Metering Systems (Actaris) in 2007, Mr. Unsworth was promoted to Sr. Vice President and Chief Operating Officer, Actaris.

Mr. Regnier joined Itron in April 2007 as part of the Actaris acquisition and has been Managing Director of Actaris’ water and heat business unit for seven years. Mr. Regnier was with Actaris since its formation in 2001, and prior to that was with Schlumberger for 20 years holding a variety of positions including research and development, marketing and operations. Mr. Regnier and Philip Mezey, Sr. Vice President and Chief Operating Officer, Itron, will report directly to Mr. Unsworth.

The Compensation Committee of the Board of Directors has approved certain compensation adjustments as a result of these promotions. The salaries of Mr. Unsworth and Mr. Regnier were increased to $520,000 and €300,000, respectively. In addition, the basis for the performance awards associated with Itron’s annual incentive program and long-term performance plan were increased for Mr. Unsworth to 100% of his salary for each plan and Mr. Regnier became eligible to receive awards under these programs based on 75% of his salary for each plan.

Itron provided a change in control and indemnification agreement to Mr. Regnier with terms that are substantially the same as those in the form of agreements filed as exhibits to the Company’s Annual Report on Form 10-K filed on February 26, 2008 with the Securities and Exchange Commission (SEC). Mr. Regnier will also be eligible to participate in Itron’s Executive Deferred Compensation Plan and Flexible Benefit Plan as described in the Company’s Definitive Proxy Statement on Schedule 14A filed on March 20, 2008 with the SEC. In addition, Mr. Regnier participates in one of our non-U.S. defined benefit pension plans, which offers death and disability, retirement and special termination benefits to employees in France.

There are no related person transactions or other information related to Messrs. Unsworth and Regnier that are required to be disclosed pursuant to Section 401(d) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ITRON, INC.

Dated:	April 15, 2008	By:	/s/ Steven M. Helmbrecht
Steven M. Helmbrecht
Sr. Vice President and Chief Financial Officer